EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements, File Nos. 33-84410 and 333-16085.

ARTHUR ANDERSEN LLP

Houston, Texas
March 26, 1997